                                                                       EXHIBIT C
                                                                  Conformed Copy



                         CONTRACT OF PLEDGE OF SHARES



                              Dated June 23, 2000



                                    between



                        THE "BEE LINE" NON-PROFIT FUND

                                      and

                            TELENOR EAST INVEST AS

                               TABLE OF CONTENTS

1.    Definitions; Interpretations; Appendices...........................   1
      1.01  Definitions..................................................   1
      1.02  Interpretation...............................................   3
      1.03  Appendices...................................................   4
2.    Acknowledgement of Indebtedness....................................   4
3.    Pledge.............................................................   5
      3.01  Pledge.......................................................   5
      3.02  Warranty.....................................................   5
4.    Effectiveness of the Pledge........................................   5
5.    Duties of the Pledgor..............................................   6
      5.01  Duties.......................................................   6
      5.02  Rights.......................................................   8
6.    Rights of Lender...................................................   8
7.    Proceeds...........................................................   8
8.    No Liability.......................................................   9
9.    Actions Required to be Taken in Respect of Pledge..................   9
10.   Additional Assurances..............................................  10
      10.01 Upon a Change in Law.........................................  10
      10.02 Other Circumstances..........................................  10
11.   Obligations under Contract.........................................  10
12.   Change of Name.....................................................  11
13.   Right to Secured Obligations.......................................  11
14.   Notices............................................................  12
15.   Effectiveness; Termination.........................................  13
16.   Indebtedness; Nature of Rights.....................................  13
      16.01 Evidence of Indebtedness.....................................  13
      16.02 Supplementary Nature of Rights; Waiver of Rights.............  13
17.   Applicable Law.....................................................  14
18.   Arbitration and Jurisdiction.......................................  14
19.   Counterparts.......................................................  15

Appendices

Appendix 1 - Pledged Shares
Appendix 2 - Pledge Order

                         CONTRACT OF PLEDGE OF SHARES

     Concluded on June 23, 2000 in the City of Moscow between:

THE "BEE LINE" NON-PROFIT FUND, a charitable organization organized and existing under the laws of the Russian Federation (the "Pledgor"); and

TELENOR EAST INVEST AS, a corporation organized and existing under the laws of Norway, as lender under the Loan Agreement referred to below and as pledgee hereunder (the "Lender").

                                  WITNESSETH

     WHEREAS, the Lender and the Borrower (as hereinafter defined) have entered into the Working Capital Bridge Facility dated as of June 23, 2000 (the "Loan Agreement") providing for the making of loans by the Lender to the Borrower in an aggregate principal amount of up to US$50,000,000;

     WHEREAS, it is a condition precedent to the making of loans by the Lender under the Loan Agreement that the Pledgor shall have executed and delivered this Contract; and

     WHEREAS, the Pledgor is a significant shareholder of the Borrower and wishes to assist the Borrower in connection with its efforts to obtain working capital from the Lender;

     NOW, THEREFORE, to induce the Lender to enter into the Loan Agreement and to make loans thereunder, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Lender agree as follows:

1.   Definitions; Interpretations; Appendices

1.01 Definitions
     -----------


     As used herein, the following terms shall have the following meaning:

     "Affiliate" shall mean, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person.

     "Borrower" shall mean Open Stock Company "Vimpel-Communications", an open joint stock company, organized and existing under the laws of the Russian Federation and located at 10-12, ul. 8 Marta, 125683, Moscow, Russian Federation.

     "Business Day" shall mean a day other than a Saturday, a Sunday or any day on which banks located in Moscow, Russia, Oslo, Norway, New York, New York or the jurisdiction of organization of any Seller, are authorized or obliged to close.

     "Contract" shall mean this Contract of Pledge of Shares.

     "Event of Default" shall have the meaning specified in the Loan Agreement.

     "Governmental or Regulatory Authority" shall mean any court, tribunal, arbitrator, legislature, government, ministry, committee, inspectorate, authority, agency, commission, official or competent authority of the Russian Federation, any other country or any state, as well as any county, city or other political subdivision of any of the foregoing.

     "Guarantee" shall mean the Guarantee Agreement dated as of June 16, 2000 between the Borrower and the Lender.

     "Law on Pledge" shall mean the Law on Pledge of the Russian Federation No. 2872-1 dated 29 May 1992 and Articles 334-358 of the Civil Code of the Russian Federation dated 21 October 1994.

     "Loan Agreement" shall have the meaning specified in the first recital hereto.

     "Maturity Date" shall have the meaning specified in Section 2(a)(i).

     "Means of Securing Obligations" shall mean any method of securing obligations, including, without limitation, by way of mortgage, charge, pledge, possessory lien, right of set-off of obligations or any other method in accordance with the law of any state or government, the agreement of the parties or otherwise.

     "NRC" shall mean the Russian closed joint stock company National Registry Company (Natsionalnaya Registratsionnaya Kompaniya), the duly appointed shareholder registrar of the Borrower or any other successor thereto.

     "Person" shall mean any natural person, corporation, general partnership, single partnership, limited partnership, proprietorship, other business organization, trust union, association or Governmental or Regulatory Authority, whether incorporated or unincorporated.

     "Pledge" shall mean the pledge created pursuant to Section 3.01, which is a pledge of rights.

     "Pledge Order" shall mean a pledge order in the form attached as Appendix
2.

     "Pledged Shares" shall mean all of the shares listed and described in Appendix 1, any and all of the rights under or in relation to the shares listed and described in Appendix 1, and any shares received in exchange for such shares or representing an in-kind dividend on such shares.

     "Primary Agreement (Financing Vehicles)" shall mean the Primary Agreement (Financing Vehicles) dated as of June 23, 2000 between Telenor East Invest AS, VimpelCom Finance B.V and other Persons party thereto from time to time.

     "Relevant Pledged Shares" shall mean, as of the date of any payment of dividends, vote of the shareholders of the Borrower or sale of Pledged Shares contemplated by Section 6, such number of Pledged Shares as is equal to the product of (a) the aggregate number of the Pledged Shares on such date multiplied by (b) a fraction, the numerator of which is the aggregate amount of the Secured Obligations on such date and the denominator of which is US$50,000,000.

     "Secured Obligations" shall mean the sum (without duplication) of:

     (a) loans made to the Borrower from time to time in the aggregate principal amount of up to US$50,000,000, which shall be repaid by the Borrower on the earlier of the Initial Maturity Date (as defined in the Loan Agreement) and January 27, 2001, subject to the terms and conditions of the Loan Agreement;

     (b) a loan made to the Borrower pursuant to Section 3.02(d) of the Loan Agreement in an amount equal to the amount of the proceeds of the Lender's demand under the Citibank Guarantee (as defined in the Loan Agreement), which shall be repaid by the Borrower on the earlier of the Initial Maturity Date (as so defined) January 27, 2001, subject to the terms and conditions of the Loan Agreement;

     (c) a structuring fee of US$200,000 and facility fee of US$600,000, each payable on the earlier of the Initial Maturity Date (as defined in the Loan Agreement) and January 27, 2001, subject to the terms and condition of the Loan Agreement;

     (d)  interest, including default interest, as set forth in the Loan
Agreement;

     (e) any other fees, charges, penalties and damages incurred by the Lender in connection with the enforcement of the Loan Agreement;

     (f) any losses, penalties, fees, costs and damages incurred by the Lender in connection with (i) any failure by VimpelCom Finance B.V. or any other Affiliate of the Borrower to perform any of its obligations under the Primary Agreement and the enforcement by the Lender of any of its rights thereunder or
(ii) any failure by the Borrower to perform any of its obligations under the Guarantee and the enforcement by the Lender of any of its rights thereunder; and

     (g) the obligations of the Pledgor to the Lender under this Contract, and, where the context so requires, references to Secured Obligations shall include references to any such obligations.

     "UNCITRAL Rules" shall have the meaning specified in Section 19(a).

1.02 Interpretation
     --------------

     Unless the context of this Contract otherwise requires, the following rules of interpretation shall apply to this Contract:

     (a) the singular shall include the plural, and the plural shall include the singular;

      (b)  words of any gender shall include each other gender;

      (c) the words "hereof", "herein", "hereby", "hereto" and similar words shall refer to this entire Contract and not to any particular Section or any other subdivision of this Contract;

      (d) a reference to any Section or Appendix shall constitute a reference to a specific Section of, or Appendix to, this Contract;

      (e) a reference to any law, statute, regulation, notification or statutory provision shall include any amendment, modification or re-enactment thereof, any regulations promulgated thereunder from time to time, and any interpretations thereof from time to time by any regulatory or administrative authority;

      (f) a reference to any agreement, instrument, contract or other document shall include any amendment, amendment and restatement, supplement or other modification thereto;

      (g) a reference to any Person shall include such Person's successors and permitted assigns under any agreement, instrument, contract or other document;

      (h) whenever this Contract refers to a number of days, such number shall refer to calendar days unless Business Days are specified; and

      (i) the headings used in this Contract have been inserted for convenience of reference only and do not define or limit the provisions hereof.

1.03  Appendices
      ----------


      The Appendices shall constitute an integral part of this Contract.

2.    Acknowledgement of Indebtedness

      (a) The Pledgor acknowledges (without thereby becoming a guarantor or surety in respect thereof) that the Borrower has agreed to:

      (i) repay to the Lender the aggregate principal amount of the loans (in an aggregate amount of up to US$50,000,000) and interest thereon and fees, under and in accordance with the Loan Agreement, on or before the earlier of the Initial Maturity Date (as defined in the Loan Agreement) and January 27, 2001 (the "Maturity Date"); and

      (ii) to perform all of its obligations to the Lender arising from time to time (either before or after the demand of the Lender for payment) under the Loan Agreement and the Guarantee.

      (b) The Pledgor acknowledges (without thereby becoming a guarantor or surety in respect thereof) that VimpelCom Finance B.V. and the other Affiliates of the Borrower party to the Primary Agreement have agreed to perform all of their respective obligations to the Lender arising from time to time (either before or after the demand of the Lender for payment) under the Primary Agreement.

3.    Pledge

3.01  Pledge
      ------

      As security for the prompt payment in full when due of the Secured Obligations, the Pledgor hereby pledges the Pledged Shares and all rights in, to and under the Pledged Shares (whether now owned by the Pledgor or hereinafter acquired and whether now existing or hereafter coming into existence) to the Lender in accordance with the Law on Pledge. Prior to the date of any enforcement by the Lender of its rights under Section 7, the Pledged Shares shall be held in the name of the Pledgor on the share register of the Borrower maintained by NRC.

3.02  Warranty
      --------

      The Pledgor represents and warrants to the Lender that:

      (a) The Pledged Shares are not the subject of any Means of Securing Obligations for the benefit of any Person other than the Lender;

      (b)  no demand has been made by any Person in relation to the Pledged
Shares;

      (c) by virtue of this Contract, the Lender is the pledgeholder of first ranking with respect to the Pledged Shares, and when the Pledge is registered in accordance with Section 4 the Pledge will be enforceable against third parties;

      (d) the Pledgor has not taken any action to dispose of any of its interest in the Pledged Shares; and

      (e) the Pledgor has (or will have by the date on which the Pledge becomes registrable and enforceable as described in Section 4) obtained all corporate approvals and all approvals, consents and licenses of all Governmental and Regulatory Authorities required or necessary for this Contract to constitute the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms and effective to create the Pledge.

4.    Effectiveness of the Pledge

      (a) The Pledge shall be (i) registrable by the Lender delivering to NRC a Pledge Order duly executed by the Pledgor on the earlier of: (A) the Maturity Date and (B) the date of the occurrence of an Event of Default and (ii) fully enforceable by the Lender in accordance with the terms hereof from and after the earlier of such dates. Notwithstanding the foregoing, all other provisions of this Contract shall become effective upon its signing by the Parties.

     (b) The Pledge shall be without prejudice and in addition to any other Means of Securing Obligations whatsoever which may be held by the Lender or granted to the Lender by the Pledgor or the Borrower or any other Person for or in respect of all or any part of the Secured Obligations; and the charges, covenants and provisions contained herein shall remain in force as continuing security for the Lender until all of the Secured Obligations have been paid and performed in full. When the Secured Obligations have been paid and performed in full to the satisfaction of the Lender (in its sole discretion), the Lender shall, upon the request of the Pledgor, issue an absolute and unconditional release of the Pledge.

5.   Duties and Rights of the Pledgor

5.01 Duties
     ------


     Until the Secured Obligations have been paid and performed in full and the Pledgor has been released by the Lender from its obligations hereunder, the Pledgor shall:

     (a) not use the Pledged Shares as a Means of Securing Obligations, nor create, or permit to be created, any Means of Securing Obligations (in each case, irrespective of the ranking thereof), any trust or any other right of demand with respect to or in connection with the Pledged Shares, whether by virtue of law or any other legally binding act or by virtue of a contract for the benefit of any Person other than the Lender;

     (b) not, without the prior written consent of the Lender, transfer any rights in or otherwise alienate any of, or terminate its management of, the Pledged Shares or perform any action leading to or which might lead to the transfer of any rights in or the alienation or termination of the management of the Pledged Shares by the Pledgor or to the termination or change of any rights of the Pledgor to the Pledged Shares;

     (c) make payment without delay and to ensure the payment of all taxes, duties, obligatory payments for authorizations, rights and licenses granted, registration payments and duties, insurance payments, and also any other payments calculated in connection with or relating in any way to the Pledged Shares, and at first demand to provide certificates and evidence to the Lender of all of such payments having been made;

     (d) immediately inform the Lender in writing of any and all notices or information received by the Pledgor concerning:

     (i) the obligatory acquisition by any Person of all or any of the Pledged Shares or the obligatory transfer to any Person of ownership of all or any of the Pledged Shares;

     (ii) the obligatory termination of or any restriction of any nature on the payment of dividends on all or any of the Pledged Shares; and

     (iii) any court proceeding (or any other claim, action, suit or proceeding) with respect to all or any of the Pledged Shares,

and exclusively at the expense of the Pledgor to take such measures and undertake such actions with respect to the matters described in clauses (i) -
(iii) of this Section 5.01(d) as the Lender, in its sole discretion, may reasonably demand of the Pledgor;

     (e) pay or perform in a timely manner any obligation which by operation of law has or might have preference to the obligations under this Contract;

     (f) promptly pay all calls, installments and other payments due or which may become due in respect of the Pledged Shares;

     (g) forthwith sign, seal, deliver and complete all transfers, proxies, mandates, assignments and documents and do all other such acts and things which the Lender may, in respect of clauses (i) and (ii) below, to the extent practicable and in its reasonable discretion, and in respect of (iii) and (iv) below, in its absolute discretion, at any time and from time to time specify:

     (i) to enable or assist the Lender in establishing or maintaining its security over the Pledged Shares;

     (ii)   to exercise any rights or powers attaching to the Pledged Shares;

     (iii) (in accordance with Section 6) to sell or otherwise dispose of the Pledged Shares; or

     (iv) otherwise to enforce any of the rights of the Lender under or in connection with the Pledge;

     (h) indemnify the Lender on demand from and against any and all claims by third parties which the Lender may incur as holder of the Pledged Shares or any interest in the Pledged Shares while the Pledged Shares are held as security hereunder and resulting from any claim arising during such period (but not where such claim results from any instruction from the Lender to the Pledgor);

     (i) prior to the first Disbursement under (and as defined in) the Loan Agreement, deliver a fully completed and duly executed Pledge Order to the Lender's counsel and fulfill the other obligations of the Pledgor specified in
Section 9; and

     (j) if any sum due from the Pledgor under this Agreement, any claim filed or any order or judgment given or made in relation hereto or any proceeds received by the Pledgor pursuant to Section 6 has to be converted from US Dollars or any other currency (the "first currency") in which the same is payable hereunder or under such order or judgement into Rubles or another currency (the "second currency"), indemnify and hold harmless the Lender from and against any loss suffered or incurred by the Lender (i) in connection with any transfer of such sum, as a result of any charges or commissions attributable to the conversion of such sum from the first currency into the second currency and (ii) as a result of any discrepancy between (A) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (B) the rate or rates of exchange at which the Lender may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part of any such claim, order, judgment or proceeds.

5.02 Rights
     ------

     Notwithstanding anything to the contrary in this Contract, prior to the date of the occurrence of an Event of Default, the Pledgor shall be entitled to exercise all voting and other rights and powers (by statute or otherwise) attached to or conferred on the Pledged Shares and to receive and retain all dividends and other distributions paid or distributed in respect of the Pledged Shares.

6.   Rights of Lender


     Upon the occurrence of an Event of Default:

     (a) any and all dividends and other distributions accruing on or deriving from the Relevant Pledged Shares which are thereafter paid or distributed (notwithstanding that they may have accrued in respect of an earlier period) shall:

     (i) if received by the Pledgor (or any nominee of the Pledgor) be held on trust and forthwith paid and transferred to the Lender; and

     (ii) when and if received by the Lender (or its nominee) shall form part of the Pledged Shares and be held by the Lender on the terms of the Pledge as additional security (and, if cash, be paid into a cash collateral deposit account and may be applied by the Lender at any time and from time to time thereafter in or towards the discharge of the Secured Obligations as the Lender thinks fit);

     (b) the Lender may from time to time exercise (and may from time to time direct the exercise of) all voting and other rights and powers (by statute or otherwise) attached to or conferred on the Relevant Pledged Shares in such manner as the Lender (in its absolute discretion) thinks fit and the Pledgor shall, and shall procure that any nominee of the Pledgor shall, comply with any such directions of the Lender; and

     (c) the Lender shall be entitled to sell in accordance with applicable Russian law the Relevant Pledged Shares.

7.   Proceeds


     All cash proceeds received as result of the exercise by the Lender of its rights hereunder and all other cash proceeds received by the Lender in connection with this Contract (taking into account the need to satisfy other demands which might by virtue of applicable law have priority over the obligations under this Contract) shall be applied to make payments in the following order:

     (a) the amount of all expenses, costs, demands for payment, obligations, and the like paid, incurred, or presented for payment to the Lender in connection with the exercise of its rights hereunder;

     (b) all other obligations comprising Secured Obligations, in the order determined by the Lender; and

     (c) payments for the benefit of the Pledgor if the Lender is not required to make any payments in favor of any other Person in accordance with applicable law.

8.   No Liability

     The Lender shall not have any liability for any loss or damage or harm resulting from the exercise, or the intention to exercise, or the failure to exercise, or the impossibility of exercising, any of its rights under or in connection with this Contract or applicable law.

9.   Actions Required to be Taken in Respect of Pledge

     (a) Prior to the first Disbursement under (and as defined in) the Loan Agreement, the Pledgor shall:

     (i) deliver to the Lender's counsel a fully completed and duly executed Pledge Order;

     (ii)   execute and deliver to the Lender Appendix 1;

     (iii) make a record in the Pledgor's book of pledges with respect to the existence of this Contract (and deliver a certified copy thereof to the Lender); and

     (iv) comply with any applicable notice requirements set forth in the Law on Pledge.

     (b) On the earlier of (i) the date of any Event of Default and (ii) the Maturity Date, following the delivery by the Lender to NRC of a Pledge Order, the Pledgor shall take any other action contemplated by the Law on Pledge or any other applicable law necessary to ensure the validity, legality and ranking of the Pledge or any other Means of Securing Obligations received or which should have been received in accordance with this Contract or to protect, or allow the Lender to exercise, any of its rights under or in connection with this Contract (including, without limitation, the execution and delivery by the Pledgor of a replacement Pledge Order).

     (c) The Pledgor shall provide the Lender with evidence in form and substance satisfactory to the Lender of the performance of the obligations of the Pledgor under this Section 9, including, without limitation, any excerpts from the Pledgor's book of pledges issued pursuant to the Law on Pledge and/or the Borrower's share register maintained by NRC. Any costs and expenses incurred by the Pledgor associated with the actions contemplated in this Section 9, including any charges imposed by NRC and any applicable state duties payable under Article 15 of the Law on Pledge, shall be paid by the Pledgor.

10.    Additional Assurances

10.01  Changes in Law
       --------------

       In the event any Governmental or Regulatory Authority in the Russian Federation issues any new law, decree, resolution, order, procedure or rule relating to the validity, legality, or ranking or protection or enforcement of the Means of Securing Obligations in assets of the same character as those pledged hereunder, or issues any clarification of any existing law, decree, resolution, order, procedure or rule relating to the same, the Pledgor shall (at the Pledgor's expense) execute and deliver all such additional assignments, certificates, instruments, notifications, or other documents and give additional assurances and take all such other actions as may be provided for in such new law, decree, resolution, order, procedure or rule or any clarification of the same, to the extent such acts or things are necessary or desirable to ensure the validity, legality and the ranking of the Pledge or any other Means of Securing Obligations received or which should have been received in accordance with this Contract or to protect, or allow the Lender to exercise, any of its rights under or in connection with this Contract. All such actions shall be taken by the Pledgor (at the Pledgor's expense) within sixty (60) days of the Pledgor becoming aware of the issuance of such laws, decrees, resolutions, orders, procedures or rules or clarifications of the same (whether by the receipt of notice from the Lender or otherwise).

10.02  Other Circumstances
       -------------------

       The Pledgor agrees at any time, upon first demand of the Lender and at the expense of the Pledgor, to sign any document or to undertake any action (including, without limitations, any document or action which is legally binding), in each case, being in addition to the Pledgor's obligations under
Section 9 and Section 10.01, which:

       (a) the Lender may require for the purposes of ensuring the validity, legality and ranking of the Pledge or any other Means of Securing Obligations received or which should have been received in accordance with this Contract; or

       (b) the Lender may require and which in the opinion of the Lender is necessary to exercise any of the Lender's rights hereunder.

11.    Obligations under Contract

       The Pledge is in addition to any other rights of pledge, the right to levy execution, the right to set-off counter-obligations and any right which the Lender may acquire in the future (or shall have in addition to the Pledge with respect to the Pledgor, the Borrower or any other Person in connection with the Secured Obligations) and shall not be merged into or combined with any such other right. The Lender shall have the right at any time to create, waive, exercise, change, exchange, or refrain from the registration or other analogous procedures or the creation or enforcement of any other Means of Securing Obligations without limiting any of its rights hereunder. The Lender shall have no liability to the Pledgor for any damage resulting from the failure of the Lender to take any such action.

12.  Change of Name

     This Contract shall remain in force, irrespective of whether the name, composition, form or status of the Lender, the Borrower or the Pledgor changes, whether there occurs a merger or association in any form of the Lender, the Borrower or the Pledgor with another Person, or whether any changes occur in the organization of the Pledgor, the Borrower or any of their respective owners.

13.  Secured Obligations

     The obligations of the Pledgor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Secured Obligations, or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a pledgor, surety or guarantor, it being the intent of this Section 13 that the obligations of the Pledgor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect any of the Lender's rights or the obligations of the Pledgor hereunder:

     (a) at any time or from time to time, without notice to the Pledgor, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

     (b) any of the acts mentioned in any of the provisions of the Loan Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

     (c) any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under the Loan Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

     (d) any Means of Securing Obligations or security interest granted to, or in favor of, the Lender as security for any of the Secured Obligations shall fail to be perfected.

     The Pledgor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against the Borrower under the Loan Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Secured Obligations.

14.  Notices


     Any notice, application or other communication to be given or made under this Contract shall be in writing. Except as otherwise provided in this Contract, such notice, application or other communication shall be deemed to have been duly given or made when it is delivered by hand, airmail or facsimile transmission to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party designates by notice to the party making such notice, application or other communication. The addresses set forth below shall also be the legal addresses of the parties for the purpose of this Contract.

          For the Pledgor:
          ---------------

                "Bee Line" Non-Profit Fund
                10, building 14, Ulitsa 8-Marta
                125683, Moscow
                Russian Federation
                Facsimile No.: +7095 755-3682
                Attn: Dr. Dmitri B. Zimin

                with a copy to:

                Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                Dukat Place II
                7, Ulitsa Gasheka
                123056, Moscow
                Russian Federation
                Facsimile No. +7095-974-2412
                Attn: Melissa J. Schwartz

          For the Borrower:
          -----------------

                OJSC "Vimpel-Communications"
                10, building 14, Ulitsa 8-Marta
                125683, Moscow
                Russian Federation
                Facsimile No.: +7095 755-3682
                Attn: Chief Financial Officer

                with a copy to:

                Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                Dukat Place II
                7, Ulitsa Gasheka
                123056, Moscow
                Russian Federation
                Facsimile No. +7095-974-2412
                Attn: Melissa J. Schwartz

          For the Lender:
          --------------

                Telenor East Invest AS
                Keysers Gate 13
                0130 Oslo
                Norway
                Facsimile No.: +47-22-779909
                Attn: Henrik Torgersen

                with a copy to:

                Telenor Mobile Communications AS
                Pilestredet 33
                N-0166 Oslo
                Norway
                Facsimile no.: +47 23 25 55 85
                Attn:  Arve Egil Habjorg

15.    Effectiveness; Termination


       This Contract shall enter into force and become effective on and as of the date of its execution and remain in effect until the earlier of:

       (a) the date on which all of the Secured Obligations have been repaid in full to the satisfaction of the Lender in its sole discretion; and

       (b) if no Disbursements under (and as defined in) the Loan Agreement are made, the date of the suspension or cancellation by the Lender of the right of the Borrower to any Disbursement pursuant to Section 3.03 of the Loan Agreement and the repayment in full of all accrued interest and fees and other amounts owing under the Loan Agreement;

provided that this Contract shall not be enforceable other than in accordance with Section 4 and Section 6.

16.    Indebtedness; Nature of Rights

16.01  Evidence of Indebtedness
       ------------------------

       In any petition to sue, examination or claim relating to this Contract or the Pledge, a statement concerning the Borrower's, VimpelCom Finance B.V.'s or any of the Borrower's Affiliates', obligation to pay or perform any Secured Obligation, including payment of all or any part of the Secured Obligations, which is confirmed by an authorized signatory of the Lender shall, in the absence of manifest error, constitute prima facie evidence of indebtedness in the amount specified therein.

16.02  Supplementary Nature of Rights; Waiver of Rights
       ------------------------------------------------

     The rights and powers of the Lender hereunder shall supplement one another, and may be exercised as often as the Lender wishes (irrespective of whether they arise under this Contract or in accordance with applicable law). The Lender may waive such rights; however, such waiver must be express (and not implied) and in writing. Any failure to use or the impossibility of use of any rights, or any delay in the use of any rights, shall not mean and may not be construed as a waiver of any of such rights. Any improper or partial exercise of such rights shall not terminate or preclude the possibility of the exercise of such rights or any other rights in the future or in other instances and circumstances, and no action or behaviour or agreement through negotiations with the participation of the Lender or any Person acting in its name shall prevent the Lender from exercising any of its rights hereunder and shall not suspend or change the character, form or content of any of such rights.

17.  Applicable Law

     This Contract shall be governed by, and construed in accordance with, the laws of the Russian Federation. If any term of this Contract is or becomes inconsistent with any mandatory provision of Russian Law, then such term shall not have effect to the extent of such inconsistency until any new enactment or modification or reinterpretation of Russian law recognizes such term as valid and enforceable, whereupon such term shall apply in full. Where a term has become or been declared unenforceable, the validity and enforceability of all of the other terms of this Contract shall remain in force at all times and be unaffected.

18.  Arbitration and Jurisdiction


     (a) Any and all disputes and controversies arising under, relating to or in connection with this Contract shall be settled by arbitration by a panel of three (3) arbitrators under the United Nations Commission on International Trade Law (UNCITRAL) Arbitration Rules in force on the date hereof (the "UNCITRAL Rules") in accordance with the following terms and conditions:

     (i) In the event of any conflict between the UNCITRAL Rules and the provisions of this Contract, the provisions of this Contract shall prevail.

     (ii) Either party to this Contract may refer a matter to arbitration by written notice to the other party.

     (iii)  The place of the arbitration shall be Stockholm, Sweden.

     (iv) The claimant party shall appoint one (1) arbitrator and the respondent party shall appoint one (1) arbitrator, and the two (2) arbitrators so appointed shall appoint the third arbitrator, in accordance with the UNCITRAL Rules. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the Arbitration Institute of the Stockholm Chamber of Commerce.

     (v) The English language shall be used as the written and spoken language for the arbitration and all matters connected to the arbitration.

     (vi) The decision of the arbitrators shall be made by majority vote and shall be in writing.

     (vii) The decision of the arbitrators shall be final and binding on the parties to this Contract, save in the event of fraud, manifest mistake or failure by any of the arbitrators to disclose any conflict of interest.

     (viii) The decision of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any jurisdiction.

     (b) If any dispute is submitted to arbitration pursuant to this Section 18, the panel of arbitrators may, if it deems such award appropriate, award a party costs and expenses incurred by such party in enforcing its rights. Except as so awarded, each party shall bear its own costs and expenses of enforcing its rights to arbitrate under this Section 18.

     (c) Notwithstanding Sections 18(a) and (b) to the contrary, this Contract, and any rights of the Lender arising out of this Contract, may, at the option of the Lender, be enforced by the Lender in the courts of the Russian Federation located in Moscow or in any other courts having jurisdiction.

     (d) The Pledgor hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Contract and in performing its obligations hereunder, and the Pledgor hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Contract and any other document or instrument contemplated hereby or thereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), pre- or post-award attachment of assets, and enforceability of judicial or arbitral awards.

19.  Counterparts

     This Contract has been concluded by the Pledgor and the Lender on the date first written above in the English language in three (3) counterparts. The parties agree that the English language version of this Contract is the legally effective version of this Contract. Any translation of this Contract into Russian or otherwise shall be for reference purposes only and shall not have any legal effect.

"BEE LINE" NON-PROFIT FUND                    TELENOR EAST INVEST AS


By /s/ Konstantin I. Ashitkov                 By /s/ Henrik Torgersen
   --------------------------                    --------------------
   Konstantin I. Ashitkov                        Henrik Torgersen
   Executive Director                            Attorney-in-Fact

By /s/ Vladimir Mikhailovich Bychenkov
   -----------------------------------
   Vladimir Mikhailovich Bychenkov
   Chief Accountant

                                                                      Appendix 1


                                 PLEDGED SHARES


Description

845,466 ordinary voting shares in Open Joint Stock Company "Vimpel-Communications", registered on September 6, 1996 (registration No. 73-1-6945)

Value

US$ 31,071,063.39

The value of the Pledged Shares stated above is the value, the amount of which has been agreed by the Lender and the Borrower at the moment of signature of the present Contract. The value of the Pledged Shares at the moment of the exercise of the rights of the Lender shall be equal to the price of such Pledged Shares received by the Lender after the sale or realization by other means of the Pledged Shares.



"BEE LINE" NON-PROFIT FUND                    TELENOR EAST INVEST AS

By _____________________                       By _____________________
   Konstantin I. Ashitkov                         Henrik Torgersen
   Executive Director                             Attorney-in-Fact

By _____________________
   Vladimir Mikhailovich Bychenkov
   Chief Accountant

                                                                      Appendix 2

                                  PLEDGE ORDER

--------------------------                           --------------------------
 Registrar's service notes                            Registrar's service notes
---------------------------                          --------------------------

      We hereby request you to make the following entry in the Register:

--------------------------------------------------------------------------------
   ------                                         -------
     x    creation of pledge                         x    termination of pledge
   ------                                         -------

Type of pledge: pledge with pledgor keeping the assets
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Full name of issuer: Open Joint Stock Company "Vimpel-Communications"

Class, category (type) of securities: ordinary registered uncertificated shares

State registration number of the issue: 73-1-6945

Number of securities: eight hundred forty five thousand four hundred sixty six shares (to be filled in writing)

THE ENTRY MADE IN THE REGISTER IS BASED ON THE FOLLOWING DOCUMENT: name and details of the document: Contract of Pledge of Shares dated June 23, 2000 between the "Bee Line" Non-Profit Fund and Telenor East Invest AS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    PLEDGOR

                                                         Personal Account Number


Name (full name):  "Bee Line" Non-Profit Fund (a non-commercial organization)

Certifying document:  State Registration Certificate

Number of document: 245.662 Series: n/a Date of Issue (registration): July 22,
 1997

Body which issued (or registered) the document: Moscow Registration Chamber

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 PLEDGEHOLDER

Name (full name): Telenor East Invest AS

Certifying document:   Certificate of Registration

No. of document: 976-518-209 Series: n/a Date of Issue (registration): 1996-08-
05

Body which issued (or registered) the document: The Register of Business Enterprises
--------------------------------------------------------------------------------


Certificates are held by:           [_] the pledgor  [_] the pledgeholder


The right to benefit is vested in:  [X] the pledgor  [_] the pledgeholder

The right to use is vested in:      [X] the pledgor  [_] the pledgeholder

Conditions of use: In accordance with Contract of Pledge of Shares dated June 23, 2000 between the "Bee Line" Non-Profit Fund (a non-commercial organization) and Telenor East Invest AS

--------------------------------------------------------------------------------
                           AUTHORISED REPRESENTATIVE

Full name:   Henrik Torgersen      Certifying document: Power of Attorney
Document No.:  n/a  Series:    n/a  Date of Issue (registration): June 13, 2000
Body which issued (or registered ) the document:   Telenor East Invest AS

--------------------------------------------------------------------------------


Signature of pledgor or its authorised         Signature of pledgeholder or its
         representative                             authorised representative



             [seal]                                         [seal]



 Note: The "Personal Account Number" must be filled in if the PLEDGOR has several accounts held in the Register.